Exhibit 99.1

News Release

For Immediate Release

Contact:

Sandra A. Frankhouse

Chief Financial Officer and Treasurer

Tel: 419-468-7600

PECO II REPORTS FOURTH-QUARTER AND FULL-YEAR 2003 RESULTS

•	Company remains cautious as telecom spending remains low

•	Focus remains on improving operations, costs, and margins

GALION, Ohio, February 11, 2004 - PECO II, Inc. (Nasdaq:PIII), a full-service provider of engineering and installation on-site services and manufacturer of communications power systems and equipment to the communications industry, today reported results for the fourth quarter and year ended December 31, 2003.

PECO II reported net sales of $9.1 million in the quarter, compared with $10.7 million in the fourth quarter of 2002. The Company also reported a net loss of $2.5 million, or $0.12 per diluted share, for the quarter, compared with a net loss of $9.9 million, or $0.47 per diluted share, for the fourth quarter of 2002. The year-ago fourth-quarter net loss includes noncash charges of $2.4 million for such items as a write-off of software and other fixed assets.

Net sales for the year ended December 31, 2003 totaled $38.6 million, compared with $62.1 million in 2002, a 37.8 percent decrease. Net loss for the year was $36.4 million, or $1.72 per diluted share, compared with a net loss of $41.7 million, or $1.94 per diluted share, for 2002. The 2003 net loss includes impairment charges of $1.2 million related to real estate, $8.6 million related to inventory, and $9.0 million related to long-lived assets and goodwill. The 2002 net loss includes impairment charges of $2.0 million related to real estate, $8.0 million related to inventory, and $1.8 million related to an accounting change for goodwill impairment.

“The global economic picture is improving for the wireless industry but not for the wireline industry,” said James L. Green, president and chief executive officer. “One positive barometer is the global market for cell phones that is generally exceeding forecasts bolstered by 13 to 15 percent containing camera phone sales and other 3G features.”

Green added, “We have continued to reduce our costs, as evidenced by the reduction of R&D expenses to $708,000 for the fourth quarter of 2003, which represents a 53.9 percent decrease from $1.5 million a year earlier. Additionally, SG&A expenses declined to $2.3 million, which represents a 64.5 percent decrease from $6.3 million in the fourth quarter of 2002.”

PECO II, Inc. Fourth-quarter and Full-year Fiscal 2003 Results/2

Sales backlog for the 2003 fourth quarter declined $2.7 million to $2.2 million from the reported backlog of $4.9 million in the third quarter of 2003. The book-to-bill ratio was 0.7 for the quarter, compared with 1.0 in the third quarter. The backlog mix changed, with the equipment backlog showing an 80.0 percent decrease in the fourth quarter to $596,000, while the service sector decreased 17.4 percent to $1.6 million.

Cash used in operating activities was $671,000 in the fourth quarter of 2003, compared with $1.2 million a year earlier.

Business Outlook

Green noted that the Telecommunications Industry Association declared the U.S. telecom slump over, with a market report projecting 6.8 percent growth in 2004 and double-digit growth in 2006 and 2007. “Moreover,” he said, “the financial world is heralding that balance sheet deleveraging is out and growth and leveraging is in. Our own wireless customers confirm this trend with plans for deploying new cell sites.”

Green added, “Nevertheless, decreasing CAPEX in wireline services offsets the increasing CAPEX in wireless infrastructure. And while we are more optimistic than previously, we remain cautious. We continue to restructure our organization to improve operations, costs and controls. We are also accelerating product development, incorporating new and more cost-effective technologies and repositioning our products for the changed marketplace.

“With the wireless market beginning to move, with our revitalized product line in view and our restructuring in place, we are gearing up for a greater sales thrust while not significantly increasing sales and marketing expenses.”

PECO II expects to meet its liquidity needs for the foreseeable future through working capital and cash from assets held for sale, Green said. The Company’s re-engineering program is creating operational improvements, reducing overhead and gradually improving margins. This, coupled with the product cost-reduction program, will enable PECO II to reach its financial performance objectives, he added.

Conference Call on the Web

PECO II will hold a conference call with investors and analysts on Wednesday, February 11, 2004, at 10 a.m. Eastern time. The call will be available over the Internet at www.peco2.com. To listen to the call, go to the Web site to register, download and install any necessary audio software. For those unable to listen to the live broadcast, a replay of the webcast will be archived and available shortly after the call.

About PECO II, Inc.

PECO II, headquartered in Galion, Ohio, provides engineering and on-site installation services and designs, manufactures and markets communications power systems and power distribution equipment. As the largest independent full-service provider of telecommunications power systems, the Company provides total power quality and reliability solutions, and supports the power infrastructure needs of communications service providers in the local exchange, long-distance, wireless, broadband and Internet markets. Additional information about PECO II can be found at www.peco2.com.

PECO II, Inc. Fourth-quarter and Full-year Fiscal 2003 Results/3

Forward-Looking Statements

Statements in this release that are not historical facts are forward-looking statements, which involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a general economic recession; a downturn in our principal customers’ businesses; an uncertain level of growth in the communications industry; the ability to develop and market new products and product enhancements; the ability to attract and retain customers; competition and technological change; and successful implementation of the Company’s business strategy. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. PECO II does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in PECO II’s periodic filings with the Securities and Exchange Commission.

PECO II, Inc. Fourth-quarter and Full-year Fiscal 2003 Results/4

PECO II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2003	2002	2003	2002
Net sales:
Product	$6,235	$6,785	$20,470	$29,923
Services	2,891	3,954	18,137	32,137

	9,126	10,739	38,607	62,060
Cost of goods sold:
Product	4,968	9,201	20,682	36,307
Inventory impairment	—	—	8,633	8,000
Service	3,572	5,490	21,357	31,847

	8,540	14,691	50,672	76,154
Gross margin:
Product	1,267	(2,416)	(8,845)	(14,384)
Services	(681)	(1,536)	(3,220)	290

	586	(3,952)	(12,065)	(14,094)
Operating expenses:
Research, development and engineering	708	1,537	3,786	9,729
Selling, general and administrative	2,253	6,345	10,350	21,269
Impairment of product segment machinery and equipment	—	—	3,300	—
Impairment of service segment goodwill and other intangibles	—	—	5,700	—
Real estate impairment	107	—	1,203	2,000

	3,068	7,882	24,339	32,998

Loss from operations	(2,482)	(11,834)	(36,404)	(47,092)
Interest income (expense), net	30	4	91	308

Loss before income taxes and before cumulative effect of accounting change	(2,452)	(11,830)	(36,313)	(46,784)
Provision (benefit) for income taxes	—	(1,926)	54	(6,916)

Loss before cumulative effect of accounting change	(2,452)	(9,904)	(36,367)	(39,868)
Impairment of manufacturing segment goodwill	—	—	—	(1,835)

Net loss	$(2,452)	$(9,904)	$(36,367)	$(41,703)

Net loss per common share before cumulative effect of accounting change:
Basic	$(0.12)	$(0.47)	$(1.72)	$(1.85)

Diluted	$(0.12)	$(0.47)	$(1.72)	$(1.85)

Net loss per common share:
Basic	$(0.12)	$(0.47)	$(1.72)	$(1.94)

Diluted	$(0.12)	$(0.47)	$(1.72)	$(1.94)

Weighted average common shares outstanding:
Basic	21,295	21,071	21,220	21,506

Diluted	21,295	21,071	21,220	21,506

PECO II, Inc. Fourth-quarter and Full-year Fiscal 2003 Results/5

PECO II, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$17,366	$25,674
Accounts receivable	5,967	7,802
Inventories	8,573	18,738
Prepaid Expenses and other current assets	410	1,170
Refundable and deferred income taxes	—	12,500
Assets held for sale	4,136	8,405
Restricted cash	7,148	137

Total Current Assets	43,600	74,426
Property and equipment, at cost:
Land and land improvements	254	254
Buildings and building improvements	9,945	11,462
Machinery and equipment	9,671	9,833
Furniture and fixtures	7,614	8,485

	27,484	30,034
Less-accumulated depreciation	(13,422)	(9,181)

Property and equipment, net	14,062	20,853
Other Assets:
Goodwill and other intangibles, net	7,842	13,542
Long term notes receivable	20	35

Total Assets	$65,524	$108,856

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Borrowings under line of credit	$—	$—
Current portion of industrial revenue bonds	6,080	9,425
Capital leases payable	158	316
Accounts payable	1,113	2,799
Accrued compensation expense	1,492	1,587
Other accrued expenses	6,030	7,638
Accrued income taxes	579	613

Total current liabilities	15,452	22,378

Long-term Liabilities:
Capital leases payable, net of current portion	535	691

Total long-term liabilities	535	691
Shareholders’ Equity:
Common shares	2,816	2,816
Additional paid-in capital	110,726	111,335
Retained deficit	(62,327)	(25,960)
Treasury shares	(1,678)	(2,404)

Total shareholders’ equity	49,537	85,787

Total Liabilities and Shareholders’ Equity	$65,524	$108,856